                                 August 14, 2002


Directors and Shareholders
Avatech Solutions, Inc.
11403-A Cronhill Drive
Owings Mills, Maryland 21117

     Re:  OPINION LETTER

Ladies and Gentlemen:

     We have acted as counsel to Avatech Solutions, Inc. a Delaware corporation, (the "Company"), in connection with the preparation and execution of the Agreement and Plan of Merger (the "Agreement"), dated as of May 1, 2002, by and among the Company, PlanetCAD Inc., a Delaware corporation (the "Acquiror"), and Raven Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Acquiror (the "Merger Sub").

     This opinion is being furnished to the Company pursuant to Section 6.2(d) of the Agreement and with the understanding that the receipt of this letter is a condition precedent to Company's agreement to merge with Merger Sub. Pursuant to the Agreement, Merger Sub will merge with and into the Company (the "Merger"). All section references in this opinion, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code"). Capitalized terms used in this opinion, which are not otherwise defined in this opinion, shall have the respective meanings assigned to them in the Agreement.

     In our capacity as counsel to the Company and in rendering the opinions set forth below, we have examined and, with your consent, have relied upon (without any independent investigation or review thereof) the following documents (including all exhibits and schedules thereto):

     (i)  the Agreement;

     (ii) the Acquiror's Form S-4/A Registration Statement under the Securities Act of 1933 (Registration No. 333-89386) filed with the Securities and Exchange Commission on May 30, 2002 (the "Registration Statement");

     (iii) representations and certifications made to us by the Company (attached hereto as EXHIBIT A);
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Directors and Shareholders
Avatech Solutions, Inc.
August 14, 2002
Page 2

     (iv) representations and certifications made to us by Acquiror (attached hereto as EXHIBIT B);

     (v) such other instruments and documents related to the formation, organization and operation of the Company, Acquiror and Merger Sub or to the consummation of the Merger and the transactions contemplated thereby as we have deemed necessary or appropriate in order to enable us to render this opinion, subject to the limitations, assumptions, and qualifications noted below.

     In addition, we have reviewed the form of opinion of counsel, which will be delivered to Acquiror from Hogan & Hartson L.L.P., with respect to the tax consequences of the proposed transaction (the "Hogan Opinion").

     Based solely upon our review of the documents set forth above and the information contained therein (which information we have not attempted to verify in any respect), and in reliance upon such documents and information, we understand that the proposed transaction and the relevant facts with respect thereto are as follows:

     The Company resells design automation software and supports its customers in the integration of this software by offering training, technical support and professional services. Merger Sub was organized solely for the purpose of accomplishing the merger described below.

     For the reasons set forth in the Registration Statement, it is proposed that pursuant to the Agreement and the laws of the State of Delaware, Merger Sub will merge with and into the Company. Merger Sub's separate corporate existence will cease and the Company will be the surviving corporation (the "Surviving Corporation"). As the Surviving Corporation, the Company will succeed to all of the assets and liabilities of Merger Sub under Delaware corporate law.

     By virtue of the Merger, each share of the Company Common Stock, excluding any Treasury Shares, issued and outstanding at the Effective Time will be converted into the right to receive that number of shares of Acquiror Common Stock equal to the Exchange Ratio. The Exchange Ratio will be determined by dividing three times the number of shares of Acquiror Common Stock outstanding prior to the Merger by the number of shares of Company Common Stock outstanding prior to the Merger. As a result, Acquiror stockholders will own approximately 25% of the outstanding Acquiror Common Stock following the Merger and Company stockholders will own approximately 75%. Fractional shares of Acquiror Common Stock will not be issued in the Merger. Company stockholders will receive cash instead of,
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Directors and Shareholders
Avatech Solutions, Inc.
August 14, 2002
Page 3

fractional shares of Acquiror Common Stock as if the fractional shares were distributed as part of the Merger and then were redeemed by Acquiror.

     In connection with rendering this opinion, we have assumed or obtained representations (and, with your consent, are relying thereon, without any independent investigation or review thereof, although we are not aware of any material facts or circumstances contrary to or inconsistent therewith) that:

     1. All information contained in each of the documents we have examined and relied upon in connection with the preparation of this opinion is accurate and completely describes all material facts relevant to our opinion. With respect to such documents, we have also assumed the genuineness of all signatures, the legal capacity of all individuals signing the documents, the authenticity of the documents and the conformity with originals of all documents submitted to us as copies. We have further assumed that there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     2. The Merger will be consummated in accordance with Delaware law and will qualify as a statutory merger under Delaware law.

     3. All representations made in the exhibits hereto are true, correct, and complete in all material respects.

     4. The Merger will be consummated in accordance with the Agreement and as described in the Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); each of Acquiror, Merger Sub and the Company will comply with all reporting obligations with respect to the Merger required under the Code and the Treasury Regulations thereunder; and the Agreement and all other documents and instruments referred to therein or in the Registration Statement are valid and binding in accordance with their terms.

     5.   The Hogan Opinion has been concurrently delivered and not withdrawn.

     Based upon and subject to the assumptions and qualifications set forth herein, it is our opinion that for federal income tax purposes: (i) the Merger will qualify as a reorganization within the meaning of Section 368(a); and (ii) the discussion in the Registration Statement under the heading "Material United States Federal Income Tax Consequences of the Merger," describes
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Directors and Shareholders
Avatech Solutions, Inc.
August 14, 2002
Page 4

the material federal income tax consequences of the merger and is correct in all material respects, as of the date hereof.

     In addition to the assumptions set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below:

     1. This opinion represents and is based upon our best judgment regarding the application of relevant current provisions of the Code and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the "IRS") in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel's best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. The Company has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the opinion expressed herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the law or in the application or interpretation of the federal income tax laws.

     2. This letter addresses only the specific tax opinions set forth above. This letter does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with the Merger).

     3. Our opinion is intended to address only the tax consequences to the Company and its shareholders generally and is not intended to address (nor may it be relied upon for) the tax consequences to Acquiror or any other person. We express no opinion regarding, among other things, the tax consequences of the Merger (including the opinion set forth above) as applied to specific stockholders of the Company, such as dealers in securities, corporate shareholders subject to the alternative minimum tax, foreign persons, and holders of shares acquired upon exercise of stock options or in other compensatory transactions.

     4. Our opinion set forth herein is based upon the description of the contemplated transaction as set forth above in (i) this opinion, (ii) the Agreement; and (iii) Registration Statement. If the actual facts relating to any aspect of the transaction differ from this description
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Directors and Shareholders
Avatech Solutions, Inc.
August 14, 2002
Page 5

in any material respect, our opinion may become inapplicable. No opinion is expressed as to any transaction other than as set forth above. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     5. In basing matters set forth herein on our knowledge or awareness, the words "knowledge" and "awareness" (and any variations thereof) signify that in the course of our representation as counsel to the Company, no information has come to our attention that would give us actual knowledge or actual notice that any such matters are not accurate or that any of the documents, certificates and information on which we have relied are not accurate and complete. The words "knowledge" and "awareness" and similar language used herein are intended to be limited to knowledge of the lawyers within our firm who have been actively involved in specific matters for the Company insofar as such knowledge pertains to the area(s) of their involvement.

     The opinions expressed in this letter are solely for your benefit in connection with the transactions contemplated by the Agreement, and these opinions may not be relied on by any other persons without our prior written approval. Notwithstanding the prior sentence, we hereby consent to the use of the opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. The opinions expressed in this letter are strictly limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.


                                        Very truly yours,

                                        /s/ Shapiro Sher Guinot & Sandler, P.A.
                                        ---------------------------------------
                                            SHAPIRO SHER GUINOT & SANDLER, P.A.

                                    EXHIBIT A

                      [AVATECH SOLUTIONS, INC. LETTERHEAD]




                                 August 14, 2002


Shapiro Sher Guinot & Sandler, P.A.
36 South Charles Street
Suite 2000
Baltimore, MD 21201

Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202

     Re: Merger of Raven Acquisition Corporation, a Wholly-Owned Subsidiary of PlanetCAD Inc., into Avatech Solutions, Inc.

Dear Sirs:

     In connection with the opinions to be delivered by you pursuant to Sections 6.2(d) and 6.3(d) of the Agreement and Plan of Merger (the "Agreement"),1 dated as of May 1, 2002, as amended, by and among PlanetCAD Inc., a Delaware corporation ("PlanetCAD"), Raven Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of PlanetCAD ("Merger Sub"), and Avatech Solutions, Inc., a Delaware corporation ("Avatech"), the undersigned duly authorized officer of Avatech hereby certifies on behalf of Avatech that the descriptions of the facts contained in the Registration Statement and Proxy Statement completely and accurately describe the proposed merger involving PlanetCAD, Merger Sub and Avatech (the "Merger") and the transactions leading up thereto and further that:

     1. PlanetCAD and Merger Sub will consummate the Merger with a business purpose and in the manner described in the Agreement.

--------

1    All capitalized terms used herein and not otherwise defined shall have the meanings as they have in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

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Shapiro Sher Guinot & Sandler, P.A.
Hogan & Hartson L.L.P.
August 14, 2002
Page 2


     2. Except in the Merger, neither PlanetCAD nor Merger Sub (nor any other person related to PlanetCAD within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) has acquired, or prior to the Merger will acquire, or has owned in the past five years, any shares of stock of Avatech.

     3. In connection with the Merger, no shares of Avatech will be exchanged for cash or other property originating with PlanetCAD or Merger Sub or any person related to PlanetCAD (within the meaning of Treas. Reg. ss. 1.368-1(e)(3)) except to the extent that any amount is paid to a holder of Avatech stock pursuant to a right of appraisal or to the extent that any amount is paid in redemption of any fractional shares of PlanetCAD stock. Further, no liabilities of Avatech or the stockholders of Avatech will be assumed by PlanetCAD, nor to the best knowledge of the management of Avatech will any Avatech stock be subject to any liabilities.

     4. In connection with the Merger, neither PlanetCAD nor Merger Sub nor persons that are or may become related to PlanetCAD (within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) will acquire with consideration other than a voting proprietary interest of PlanetCAD, (i) Avatech stock, or (ii) PlanetCAD stock issued to the holders of Avatech stock in the Merger.

     5. Avatech is not, nor will it be at the Effective Time of the Merger, an investment company as defined in Section 368(a)(2)(F)(iii) of the Code.

     6. None of the compensation received by any stockholder employee of Avatech in respect of any period after the Effective Time of the Merger will represent separate consideration for, or is allocable to, any of their Avatech stock. None of the PlanetCAD stock that will be received by Avatech stockholder employees in the Merger represents separately bargained-for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder employees will be for services actually rendered and will be determined by bargaining at arm's length.

     7.   No stock of Merger Sub will be issued in the Merger.

     8. There is no intercorporate indebtedness existing between PlanetCAD and Avatech or between Merger Sub and Avatech that was issued or acquired, or will be settled, at a discount as a result of the Merger.

     9. In the Merger, shares of Avatech stock representing at least 80 percent of the total combined voting power of all classes of Avatech stock outstanding at the Effective Time of the Merger, and at least 80 percent of the total number of each other class of Avatech stock outstanding at the Effective Time of the Merger, will be exchanged solely for PlanetCAD common stock with voting rights.
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Shapiro Sher Guinot & Sandler, P.A.
Hogan & Hartson L.L.P.
August 14, 2002
Page 3

     10. Avatech stock will be surrendered pursuant to the Merger in an arm's-length exchange, and the PlanetCAD stock received in exchange therefor represents the sole bargained-for consideration therefor. The fair market value of the PlanetCAD stock received by each holder of Avatech stock will be approximately equal to the fair market value of Avatech stock surrendered in the Merger.

     11. No holder of Avatech stock is acting as an agent for PlanetCAD in connection with the Merger or approval thereof, and neither PlanetCAD nor Merger Sub will reimburse any holder of Avatech stock for Avatech stock such holder may have purchased or for other obligations such holder may have incurred.

     12. The number of Dissenting Shares will not exceed one percent (1%) of the issued and outstanding common stock of Avatech.

     13. The Agreement and the documents described therein represent the entire understanding of PlanetCAD, Merger Sub and Avatech with respect to the Merger.

     14. The payment of cash in lieu of fractional shares of PlanetCAD stock is solely for the purpose of avoiding the expense and inconvenience to PlanetCAD of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Avatech stock instead of issuing fractional shares of PlanetCAD stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Avatech stock in exchange for their Avatech stock. The fractional share interests of each Avatech stockholder will be aggregated, and no Avatech stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of PlanetCAD stock, except for any cases in which an Avatech stockholder holds beneficial interests in shares of Avatech stock through more than one account and such multiple accounts cannot be aggregated, either because the beneficial interest cannot be identified or it would be improper to do so, and in any cases in which the same stockholder owns stock in multiple accounts and PlanetCAD cannot aggregate those accounts through use of their common taxpayer identification number or EIN or otherwise (in which case no account will receive more than a fraction of one share in cash).

     15. Prior to and in connection with the Merger, including without limitation the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) by Avatech with PlanetCAD or Merger Sub regarding the Merger (the "Pre-Merger Period"), Avatech has not redeemed (and will not redeem) any Avatech stock and has not made (and will not make) any distributions with respect thereto, in either case using consideration that is treated as money or other property received in the Merger under Section 356 of the Code, or would be so treated if the stockholder whose Avatech stock is redeemed or in respect of which the distribution is made also had received PlanetCAD stock in exchange for Avatech stock owned by such stockholder.
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Shapiro Sher Guinot & Sandler, P.A.
Hogan & Hartson L.L.P.
August 14, 2002
Page 4


     16. Avatech and the stockholders of Avatech will pay their respective expenses, if any, incurred in connection with the Merger.

     17. Avatech has and, subsequent to the Merger, will have no warrants, options convertible to securities or any type of right outstanding to which any person could acquire the common stock of Avatech which, if exercised or converted, would affect PlanetCAD's acquisition or retention of control of Avatech, as defined in Section 368(c) of the Code.

     18. Avatech is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

     19. At the Effective Time of the Merger, the fair market value of the assets of Avatech will exceed the sum of its liabilities plus the liabilities, if any, to which the assets are subject.

     20. To the best of our knowledge, there is no present plan or intention on the part of the stockholders of Avatech that own five percent (5%) or more of the stock of Avatech, and Avatech knows of no present plan or intention on the part of the remaining holders of Avatech stock, to sell, exchange or otherwise dispose of any shares of PlanetCAD stock received in the Merger to PlanetCAD or to any person related to or affiliated with PlanetCAD.

     21. The business conducted by Avatech immediately prior to the Merger will be its historic business and no assets of Avatech have been acquired, or sold, transferred or otherwise disposed of, which would prevent PlanetCAD from continuing the historic business of Avatech or from using a significant portion of Avatech's historic business assets in a business following the Merger.

     22. At the Effective Time, there will be no accrued but unpaid dividends of Avatech stock.

     23. Avatech has not distributed the stock of a "controlled corporation" (as defined in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

     24. Immediately following the Merger, Avatech will hold (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that Avatech held immediately prior to the Merger; and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that Merger Sub held immediately prior to the Merger. For the purpose of this representation, the following assets will be treated as assets of Avatech or Merger Sub, as the case may be, held immediately before the Merger: (i) assets
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Shapiro Sher Guinot & Sandler, P.A.
Hogan & Hartson L.L.P.
August 14, 2002
Page 5


disposed of by Avatech or Merger Sub immediately prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Avatech or Merger Sub, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) by Avatech with PlanetCAD or Merger Sub regarding the Merger); (ii) amounts paid by Avatech to stockholders who exercise appraisal rights; and (iii) Avatech or Merger Sub assets used to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends), if any, made by Avatech or Merger Sub immediately preceding the transfer; provided, however, that any assets transferred from PlanetCAD to Merger Sub in pursuance of the Merger will not be taken into account for these purposes.

     25. The aggregate number of shares of preferred stock of Avatech to be issued in exchange for the cancellation of debt obligations of Avatech after the Effective Time will not, at any time, exceed 15 percent of the issued and outstanding voting stock of Avatech (including as determined as of the Effective Date assuming such preferred stock was issued and outstanding as of the Effective Date).

     I understand that Shapiro Sher Guinot & Sandler, P.A., as counsel for Avatech, and Hogan & Hartson L.L.P., as counsel for PlanetCAD, will rely on this certificate in rendering their opinions concerning certain of the federal income tax consequences of the Merger.


                                        AVATECH SOLUTIONS, INC.


                                         By:   /s/ Henry D. Felton
                                            ----------------------------------
                                            Name:  Henry D. Felton
                                                 -----------------------------
                                            Title: CEO
                                                  ----------------------------

                                   EXHIBIT B

                           [PLANETCAD INC. LETTERHEAD]




                                 August 14, 2002




Hogan & Hartson L.L.P.
One Tabor Center, Suite 1500
1200 Seventeenth Street
Denver, CO 80202

Shapiro Sher Guinot & Sandler, P.A.
36 South Charles Street
Suite 2000
Baltimore, MD 21201

     Re: Merger of Raven Acquisition Corporation, a Wholly-Owned Subsidiary of PlanetCAD Inc., into Avatech Solutions, Inc.

Dear Sirs:

     In connection with the opinions to be delivered by you pursuant to Sections 6.2(d) and 6.3(d) of the Agreement and Plan of Merger (the "Agreement"),1 dated as of May 1, 2002, as amended, by and among PlanetCAD Inc., a Delaware corporation ("PlanetCAD"), Raven Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of PlanetCAD ("Merger Sub"), and Avatech Solutions, Inc., a Delaware corporation ("Avatech"), the undersigned duly authorized officer of PlanetCAD hereby certifies on behalf of PlanetCAD that the descriptions of the facts contained in the Registration Statement and Proxy Statement completely and accurately describe the proposed merger involving PlanetCAD, Merger Sub and Avatech (the "Merger") and the transactions leading up thereto and further that:

     1. PlanetCAD and Merger Sub will consummate the Merger with a business purpose and in the manner described in the Agreement.

--------
1    All capitalized terms used herein and not otherwise defined shall have the meanings as they have in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

Hogan & Hartson L.L.P.
Shapiro Sher Guinot & Sandler, P.A.
August 15, 2002
Page 2


     2. Except in the Merger, neither PlanetCAD nor Merger Sub (nor any other person related to PlanetCAD within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) has acquired, or prior to the Merger will acquire, or has owned in the past five years, any shares of stock of Avatech.

     3. In connection with the Merger, no shares of Avatech will be exchanged for cash or other property originating with PlanetCAD or Merger Sub or any person related to PlanetCAD (within the meaning of Treas. Reg. ss. 1.368-1(e)(3)) except to the extent that any amount is paid to a holder of Avatech stock pursuant to a right of appraisal or to the extent that any amount is paid in redemption of any fractional shares of PlanetCAD stock. Further, no liabilities of Avatech or the stockholders of Avatech will be assumed by PlanetCAD, nor to the best knowledge of the management of PlanetCAD will any Avatech stock be subject to any liabilities.

     4. In connection with the Merger, neither PlanetCAD nor Merger Sub nor persons that are or may become related to PlanetCAD (within the meaning of Treas. Reg.ss. 1.368-1(e)(3)) will acquire with consideration other than a voting proprietary interest in PlanetCAD, (i) Avatech stock, or (ii) PlanetCAD stock issued to the holders of Avatech stock in the Merger.

     5. PlanetCAD has no plan or intention, following the Merger, to liquidate Avatech, to merge Avatech with and into another corporation, to sell or otherwise dispose of any of the stock of Avatech, or to cause Avatech to sell or otherwise dispose of any of the assets held by Avatech or acquired from Merger Sub at the time of the Merger, except for dispositions of such assets in the ordinary course of business; provided, however, that PlanetCAD may transfer assets or stock of Avatech in a manner that is consistent with Section 368(a)(2)(C) of the Code.

     6. PlanetCAD and Merger Sub will pay their respective expenses, if any, incurred in connection with the Merger and will not pay any of the expenses of the stockholders of Avatech incurred in connection with the Merger.

     7. Following the Merger, PlanetCAD intends to cause Avatech to continue its historic business or use a significant portion of its historic business assets in a business.

     8. Neither PlanetCAD nor Merger Sub is, nor will they be at the Effective Time of the Merger, an investment company as defined in Section
368(a)(2)(F)(iii) of the Code.

     9. None of the compensation received by any stockholder employee of Avatech in respect of any period after the Effective Time of the Merger will represent separate consideration for, or is allocable to, any of their Avatech stock. None of the
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Hogan & Hartson L.L.P.
Shapiro Sher Guinot & Sandler, P.A.
August 15, 2002
Page 3


PlanetCAD stock that will be received by Avatech stockholder employees in the Merger represents separately bargained for consideration which is allocable to any employment agreement or arrangement. The compensation paid to any stockholder employees will be for services actually rendered and will be determined by bargaining at arm's length.

     10.  No stock of Merger Sub will be issued in the Merger.

     11. There is no intercorporate indebtedness existing between PlanetCAD and Avatech or between Merger Sub and Avatech that was issued or acquired, or will be settled, at a discount as a result of the Merger.

     12. PlanetCAD has no plan or intention of entering into a transaction following the Merger that would prevent Avatech from holding (i) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that Avatech held immediately prior to the Merger; and (ii) at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets that Merger Sub held immediately prior to the Merger. For the purpose of this representation, the following assets will be treated as assets of Avatech or Merger Sub, as the case may be, held immediately before the Merger: (i) assets disposed of by Avatech or Merger Sub immediately prior to the Merger and in contemplation thereof (including without limitation any asset disposed of by Avatech or Merger Sub, other than in the ordinary course of business, pursuant to a plan or intent existing during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) by Avatech with PlanetCAD or Merger Sub regarding the Merger); (ii) amounts paid by Avatech to stockholders who exercise appraisal rights; and (iii) Avatech or Merger Sub assets used to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends), if any, made by Avatech or Merger Sub immediately preceding the transfer; provided, however, that any assets transferred from PlanetCAD to Merger Sub in pursuance of the Merger will not be taken into account for these purposes.

     13. In the Merger, shares of Avatech stock representing at least 80 percent of the total combined voting power of all classes of Avatech stock outstanding at the Effective Time of the Merger, and at least 80 percent of the total number of each other class of Avatech stock outstanding at the Effective Time of the Merger, will be exchanged solely for PlanetCAD common stock with voting rights.

     14. Prior to the Merger, PlanetCAD will own all the capital stock of Merger Sub. In addition, PlanetCAD has no plan or intention to cause Avatech to issue additional shares of its stock (or securities, options, warrants or instruments giving the holder thereof the right to acquire warrants or instruments giving the holder thereof the right to acquire Avatech stock) or take any other action that would result in PlanetCAD losing control of Avatech within the meaning of Section 368(c) of the Code.

Hogan & Hartson L.L.P.
Shapiro Sher Guinot & Sandler, P.A.
August 15, 2002
Page 4


     15. Merger Sub is a corporation newly formed for the purpose of participating in the Merger and at no time prior to the Merger has had assets (other than nominal assets contributed upon the formation of Merger Sub, which assets will be held by Avatech following the Merger) or business operation. Merger Sub will have no liabilities assumed by Avatech, and will not transfer to Avatech any assets subject to liabilities in the Merger.

     16. Avatech stock will be surrendered pursuant to the Merger in an arm's-length exchange, and the PlanetCAD stock received in exchange therefore represents the sole bargained-for consideration therefore. The fair market value of the PlanetCAD stock received by each holder of Avatech stock will be approximately equal to the fair market value of Avatech stock surrendered in the Merger.

     17. No holder of Avatech stock is acting as an agent for PlanetCAD in connection with the Merger or approval thereof, and neither PlanetCAD nor Merger Sub will reimburse any holder of Avatech stock for Avatech stock such holder may have purchased or for other obligations such holder may have incurred.

     18. The number of Dissenting Shares will not exceed one percent (1%) of the issued and outstanding common stock of Avatech.

     19. The Agreement and the documents described therein represent the entire understanding of PlanetCAD, Merger Sub and Avatech with respect to the Merger.

     20. The payment of cash in lieu of fractional shares of PlanetCAD stock is solely for the purpose of avoiding the expense and inconvenience to PlanetCAD of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to holders of Avatech stock instead of issuing fractional shares of PlanetCAD stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to holders of Avatech stock in exchange for their Avatech stock. The fractional share interests of each Avatech stockholder will be aggregated, and no Avatech stockholder will receive cash in lieu of fractional shares in an amount equal to or greater than the value of one full share of PlanetCAD stock, except for any cases in which an Avatech stockholder holds beneficial interests in shares of Avatech stock through more than one account and such multiple accounts cannot be aggregated, either because the beneficial interest cannot be identified or it would be improper to do so, and in any cases in which the same stockholder owns stock in multiple accounts and PlanetCAD cannot aggregate those accounts through use of their common taxpayer identification number or EIN or otherwise (in which case no account will receive more than a fraction of one share in cash).

Hogan & Hartson L.L.P.
Shapiro Sher Guinot & Sandler, P.A.
August 15, 2002
Page 5


     21. PlanetCAD has no present and as of the Effective Time will have no plan or intention to reacquire any of its stock issued in the Merger, except for open market reacquisitions meeting the requirements of Revenue Ruling 99-58.

     22. PlanetCAD has not distributed the stock of a "controlled corporation" (as defined in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

     I understand that Hogan & Hartson L.L.P., as counsel for PlanetCAD, and Shapiro Sher Guinot & Sandler, P.A., as counsel for Avatech, will rely on this certificate in rendering their opinions concerning certain of the federal income tax consequences of the Merger.


                                        PLANETCAD INC.


                                        By:    /s/ Joy Godesiabois
                                            ---------------------------------
                                            Name:  Joy Godesiabois
                                                 ----------------------------
                                            Title: CFO
                                                  ---------------------------